As filed with the Securities and Exchange Commission on October 26, 1995
                                        Registration No. 33-_______________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _______________


                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
                              _______________


                    ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in charter)
                              _______________


               OREGON                                 93-0370304
    (State or other jurisdiction                     (IRS Employer
  of incorporation or organization)               Identification No.)

     13900 NW Science Park Drive
          Portland, Oregon                               97229
        (Address of Principal                         (Zip Code)
          Executive Offices)
                              _______________

                    Electro Scientific Industries, Inc.
                           1989 Stock Option Plan
                              _______________

                            Donald R. VanLuvanee
                   President and Chief Executive Officer
                    Electro Scientific Industries, Inc.
                        13900 NW Science Park Drive
                             Portland, OR 97229
                  (Name and address of agent for service)

Telephone number, including area code,
of agent for service:                                           (503) 641-4141

                                  Copy to:

                              Henry H. Hewitt
                                Stoel Rives
                            900 SW Fifth Avenue
                        Portland, Oregon 97204-1268

                      CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------
                                            Proposed    Proposed     Amount
                                            Maximum     Maximum      of
                           Amount           Offering    Aggregate    Regis-
Title of Securities        to Be            Price Per   Offering     tration
to Be Registered           Registered       Share(1)    Price(1)     Fee
----------------------------------------------------------------------------
Common Stock, without
 par value                 300,000 Shares   $31.50      $9,450,000   $3,259
----------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The calculation of the registration fee is based on $31.50, which was the average of the high and low prices of the Common Stock on October 23, 1995 as reported in The Wall Street Journal for NASDAQ National Market Issues.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents By Reference.
            ---------------------------------------

            The following documents filed by Electro Scientific
Industries, Inc. (the "Company") with the Securities and
Exchange Commission are incorporated herein by reference:

            (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

            (b)   All other reports filed pursuant to Section
      13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

            (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Securities
      Exchange Act of 1934, including any amendment or report filed for the purpose of updating the description.

            All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.     Description of Securities.
            -------------------------

            Not Applicable.

Item 5.     Interests of Names Experts and Counsel.
            --------------------------------------

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.
            -----------------------------------------

            Article VII of the Company's Third Restated Articles of Incorporation indemnifies directors and officers to the fullest extent permitted by law. The effects of Article VII may be summarized as follows:

            (a) The Article grants a right of indemnification in respect of any action, suit or proceeding (other than an action by or in the right of the Company) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of an action, suit or proceeding by judgment, order, settlement, conviction or plea of nolo contendere does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and had reasonable cause to believe his conduct was unlawful.

            (b) The Article grants a right of indemnification in respect of any action or suit by or in the right of the Company against the expenses (including attorneys' fees) actually and reasonably incurred if the person concerned acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that no right of indemnification will be granted regarding any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct unless permitted by a court.

            (c) Every person who has been wholly successful on the merits of a controversy described in (a) or (b) above is entitled to indemnification as a matter of right. Persons who have not been wholly successful on the merits are not necessarily precluded from being reimbursed by the Company for their expenses so long as (i) the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, determines that their conduct has met the standards required for indemnification set out in the Oregon statutes; (ii) independent legal counsel renders written advice that in their opinion such person has met the standards for indemnification; (iii) the stockholders determine that the person has met the standards for indemnification; or (iv) the court in which the action, suit or proceeding was pending determines that indemnification is proper.

            (d) The Company may pay expenses incurred in defending an action, suit or proceeding in advance of the final disposition thereof upon receipt of a satisfactory undertaking to repay in the event indemnification is not authorized.

            (e)   The above paragraphs summarize the
      indemnification expressly authorized by the Oregon Business Corporation Act (the "Act"). Article VII provides for indemnification to the fullest extent permitted by law, which is intended to provide indemnification broader than that expressly authorized by the Act. It is unclear to what extent Oregon law permits such broader indemnification. The limits of lawful indemnification may ultimately be determined by the courts.

            The rights of indemnification described above are not exclusive of any other rights of indemnification to which the persons indemnified may be entitled under any statute, agreement, vote of shareholders or directors or otherwise.

            The Company has directors' and officers' insurance coverage which insures directors and officers of the Company and its subsidiaries against certain liabilities.

            The Company has also entered into indemnity agreements with certain directors and officers. While the indemnity agreements in large part incorporate the indemnification provisions of the Act as described above, they vary from the statute in several respects. In addition to the indemnification expressly permitted under the statute, the agreements provide for indemnification for settlements in derivative lawsuits and expand coverage in proceedings involving a breach of fiduciary duty to include judgments. The contracts also require the Company to pay expenses incurred by an indemnitee in advance of final disposition of a suit or proceeding upon request of the indemnitee, without regard to the indemnitee's ability to repay the sum advanced and without prior approval of the directors, stockholders or court, or the receipt of an opinion of counsel. A claimant would thus be entitled to receive advanced expenses unless action were taken to prevent such payment. The agreements also generally shift the presumption in favor of indemnification of the indemnitee. Partial indemnification is also expressly authorized by the agreements.

Item 8.     Exhibits.
            --------

       4A.        Third Restated Articles of Incorporation of the
                  Company.  Incorporated by reference to Exhibit

                  3-A to Company's Annual Report on Form 10-K for the year ended May 31, 1991, File No. 0-12853.

       4B.        Bylaws of the Company.  Incorporated by
                  reference to Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended May 31, 1994, File No. 0-12853.

        5.        Opinion of Counsel.

       23.        Consent of Independent Accountants.

       24.        Powers of Attorney.

Item 9.     Undertakings.
            ------------

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)   To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each new post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on October 25, 1995.

                              ELECTRO SCIENTIFIC INDUSTRIES, INC.


                              By DONALD R. VANLUVANEE
                                 ---------------------------------
                                 Donald R. VanLuvanee
                                 President and Chief Executive Officer

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 25th day of October, 1995.

            Signature                                  Title
            ---------                                  -----

(1)   Principal Executive Officer:

     Donald R. VanLuvanee                       President and Chief
      ------------------------------            Executive Officer
      Donald R. VanLuvanee


(2)   Principal Financial and
      Accounting Officer:

    *BARRY L. HARMON                            Senior Vice President,
      ------------------------------            Finance and Chief
      Barry L. Harmon                           Financial   Officer


(3)   Directors:

    *DAVID F. BOLENDER                          Director
      ------------------------------
      David F. Bolender


    *DOUGLAS C. STRAIN                          Director
      ------------------------------
      Douglas C. Strain


    *LARRY L. HANSEN                            Director
      ------------------------------
      Larry L. Hansen


    *W. ARTHUR PORTER                           Director
      ------------------------------
      W. Arthur Porter


    *VERNON B. RYLES                            Director
      ------------------------------
      Vernon B. Ryles


    *KEITH L. THOMSON                           Director
      ------------------------------
      Keith L. Thomson


    *By DONALD R. VANLUVANEE
         --------------------------------------
         Donald R. VanLuvanee, Attorney-in-Fact

                                 EXHIBIT INDEX

Exhibit
Number            Document Description
-------           --------------------

  4A              Third Restated Articles of
                  Incorporation of the Company.
                  Incorporated by reference to
                  Exhibit 3-A to Company's Annual
                  Report on Form 10-K for the
                  year ended May 31, 1991,
                  File No. 0-12853.

  4B              Bylaws of the Company.  Incorporated
                  by reference to Exhibit 3-B to the
                  Company's Annual Report on Form 10-K
                  for the year ended May 31, 1994, File
                  No. 0-12853.

   5              Opinion of Counsel.

  23              Consent of Arthur Andersen LLP.

  24              Powers of Attorney.